As filed with the Securities and Exchange Commission on July 24, 2013 Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Under The Securities Act of 1933

FORM S-3

REGISTRATION STATEMENT

Under The Securities Act of 1933

TearLab Corporation

(Exact name of Registrant as specified in its charter)

Delaware	59-3434771
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9980 Huennekens St., Ste 100

San Diego, CA 92121

(858) 455-6006

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William G. Dumencu

TearLab Corporation

9980 Huennekens St., Ste 100

San Diego, CA 92121

(858) 455-6006

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Martin J. Waters
Robert F. Kornegay

Anthony G. Mauriello

Wilson Sonsini Goodrich & Rosati

Professional Corporation

12235 El Camino Real, Suite 200

San Diego, CA 92130

(858) 350-2399

Facsimile (858) 350-2399

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ No. 333-189372

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction ID filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☒

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock par value $.001 per share (1)	$7,000,000	$954.80

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-3 (File No. 333-189372).

(2)Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock of the Registrant contemplated by the Registration Statement on Form S-3, as amended (File No. 333-189372), originally filed by the Registrant on June 17, 2013 (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 24, 2013.

TEARLAB CORPORATION

By:	/s/ William G. Dumencu
William G. Dumencu, Chief Financial Officer and
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Chairman of the	July 24, 2013
Elias Vamvakas	Board of Directors

/s/ William G. Dumencu	Chief Financial Officer and Treasurer	July 24, 2013
William G. Dumencu

*	Director	July 24, 2013
Anthony Altig

*	Director	July 24, 2013
Thomas N. Davidson, Jr.

*	Director	July 24, 2013
Adrienne L. Graves

*	Director	July 24, 2013
Richard L. Lindstrom

*	Director	July 24, 2013
Donald Rindell

*	Director	July 24, 2013
Paul M. Karpecki

*	Director	July 24, 2013
Brock Wright

* By:	/s/ William G. Dumencu
William G. Dumencu
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney*

*

Previously filed as Exhibit 24.1 to the Registration Statement on Form S-3 (File No. 333-189372), which was declared effective by the Securities and Exchange Commission on July 12, 2013, and incorporated by reference herein.